UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 25, 2010

Intelligent Communication Enterprise Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswoode Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Kenneth Telford and appointment of Sarocha Hatthasakul

On May 25, 2010, the Board of Directors (“Board”) of Intelligent Communication Enterprise Corporation (“the Company”) approved the resignation of Kenneth Telford and appointed Sarocha Hatthasakul as Chief Financial Officer (“CFO”) of the Company, Mr. Telford will be Independent Consultant to the Company.

Miss Hatthasakul joined the Company’s senior management team as Head of Corporate Finance in April 2010.  Miss Hatthasakul has wide ranging banking experience from investment banking to counter party risk management.  As the Chief Financial Officer, she will be responsible for all financial matters, report to and work closely with the executive director.  In addition, she will collaborate with the Board to develop and implement strategies across the Company.  She will also oversee all compliance and regulatory issues for SEC as the Company Secretary.

There are no family relationships between Miss Hatthasakul and any director or executive officer of the Company.

On May 25, 2010, the Board approved the compensation for services a base salary at a monthly rate of S$7,000.00 (based upon full time employment), subject to review by the Board no less frequently than annually for increases.

Non-Executive Compensations

The Board appointed Mr. Nelson Wu and Mr. Michael Hosking, as Non-Executive Directors on April 24, 2010 and May 12, 2010, respectively.  On May 26, 2010, the Board has agreed to award $75,000 to each Non-Executive Directors as compensation for fiscal year 2010.  The compensation will be paid by way of 153,061 common shares of the Company each valued at 0.49 dollars/common share.

ITEM 8.01—OTHER EVENTS

Disposal of Assets

The Company has received a confidential offer for the sale of Radius ED Ltd which the company is currently considering with a view to disposing a loss making unit of the company.  The Company is currently internally rationalizing and integrating its operations in preparation for possible disposal of this and other loss making units.

Appointment of CityVac IR Services

On May 27, 2010, the Board has agreed to retain CityVac IR Services (“CityVac”) to provide public relation services, promotion materials, marketing and investor relation services for the Company from June 1, 2010 to September 1, 2010.  CityVac has agreed to provide the services for the total cost of $102,900.  CityVac has further agreed and accepted the full payment to be made with 210,000 fully paid and non-assessable common shares of the Company.  The shares issued to CityVac will be restricted for 6 months.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

10	Material Contracts
10.25	Employment Agreement between Intelligent Communication Enterprise Corporation and Sarocha Hatthasakul dated May 25, 2010	Attached
_______________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT COMMUNICATION
ENTERPRISE CORPORATION
Registrant

Date: June 1, 2010	By:	/s/ Luther Jao
Luther Jao
Chief Executive Officer

	By:	/s/ Bala Balamurali
Bala Balamurali
Director